EXHIBIT 99.1

Community Capital Corporation Announces New Stock Repurchase Plan

GREENWOOD, S.C., June 21, 2007 (PRIME NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) announced today that its Board of Directors has authorized up to $2.2 million to be allocated toward purchases of the company's common stock in either open market transactions or in private or block trades. All stock purchases will be made in accordance with Rule 10b-18 of the Securities Exchange Act of 1934. The company also canceled all stock repurchase authorizations under previously announced plans or programs.

Community Capital Corporation is the parent company of CapitalBank, which operates 17 community oriented branches throughout upstate South Carolina that offer a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2007.

CONTACT:  CapitalBank
          R. Wesley Brewer, Executive Vice President/CFO
            864-941-8290
            wbrewer@capitalbanksc.com
          Lee Lee M. Lee, Controller/VP of Investor Relations
            864-941-8242
            llee@capitalbanksc.com
          www.comcapcorp.com